Exhibit 99.1

Press Release

COSTCO WHOLESALE CORPORATION REPORTS FIRST QUARTER

FISCAL YEAR 2019 OPERATING RESULTS

ISSAQUAH, Wash., December 13, 2018 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the first quarter (twelve weeks) of fiscal 2019, ended November 25, 2018.

Net sales for the first quarter were $34.31 billion, an increase of 10.3 percent from $31.12 billion during the first quarter last year.

Comparable sales for the first quarter fiscal 2019 were as follows:

	12 Weeks	12 Weeks Adjusted*
U.S.	11.0%	8.3%
Canada	2.4%	5.5%
Other International	4.0%	5.8%
Total Company	8.8%	7.5%

E-commerce	32.3%	26.2%

*	Excluding the impacts from changes in gasoline prices, foreign exchange, and a previously disclosed accounting change concerning revenue recognition (ASC 606).

Net income for the quarter was $767 million, or $1.73 per diluted share, compared to $640 million, or $1.45 per diluted share, last year. This year’s first quarter benefited from a $59 million ($0.13 per diluted share) tax benefit related to stock-based compensation and a $27 million ($0.06 per diluted share) tax benefit related to implementation of the 2017 Tax Act. In addition, the quarter includes a charge of $43 million ($31 million after-tax, $0.07 per diluted share) for an adjustment to our estimate of breakage on rewards earned prior to Fiscal Year 2019 for the Citi/Visa co-branded credit card program. Last year’s first quarter benefited from a $41 million ($0.09 per diluted share) tax benefit related to stock-based compensation.

Costco currently operates 768 warehouses, including 533 in the United States and Puerto Rico, 100 in Canada, 39 in Mexico, 28 in the United Kingdom, 26 in Japan, 15 in Korea, 13 in Taiwan, 10 in Australia, two in Spain, one in Iceland, and one in France. Costco also operates e-commerce sites in the U.S., Canada, the United Kingdom, Mexico, Korea, and Taiwan.

A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, December 13, 2018, and is available via a webcast on www.costco.com (click on Investor Relations and “Play Webcast”).

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and

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the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs), the ability to remediate material weaknesses in internal control, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
David Sherwood, 425/313-8239

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COSTCO WHOLESALE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

(unaudited)

	12 Weeks Ended
	November 25, 2018	November 26, 2017
REVENUE
Net sales	$34,311	$31,117
Membership fees	758	692

Total revenue	35,069	31,809
OPERATING EXPENSES
Merchandise costs	30,623	27,617
Selling, general and administrative	3,475	3,224
Preopening expenses	22	17

Operating income	949	951
OTHER INCOME (EXPENSE)
Interest expense	(36)	(37)
Interest income and other, net	22	22

INCOME BEFORE INCOME TAXES	935	936
Provision for income taxes	158	285

Net income including noncontrolling interests	777	651
Net income attributable to noncontrolling interests	(10)	(11)

NET INCOME ATTRIBUTABLE TO COSTCO	$767	$640

NET INCOME PER COMMON SHARE ATTRIBUTABLE TO COSTCO:
Basic	$1.75	$1.46

Diluted	$1.73	$1.45

Shares used in calculation (000’s):
Basic	439,157	437,965
Diluted	442,749	440,851

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.57	$0.50

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COSTCO WHOLESALE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except par value and share data)

(unaudited)

Subject to Reclassifications

	November 25, 2018	September 2, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,778	$6,055
Short-term investments	1,175	1,204
Receivables, net	1,795	1,669
Merchandise inventories	12,205	11,040
Other current assets	1,001	321

Total current assets	22,954	20,289

PROPERTY AND EQUIPMENT
Land	6,211	6,193
Buildings and improvements	16,355	16,107
Equipment and fixtures	7,448	7,274
Construction in progress	1,130	1,140

	31,144	30,714
Less accumulated depreciation and amortization	(11,265)	(11,033)

Net property and equipment	19,879	19,681

OTHER ASSETS	981	860

TOTAL ASSETS	$43,814	$40,830

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$13,133	$11,237
Accrued salaries and benefits	2,982	2,994
Accrued member rewards	1,077	1,057
Deferred membership fees	1,695	1,624
Other current liabilities	3,586	3,014

Total current liabilities	22,473	19,926
LONG-TERM DEBT, excluding current portion	6,480	6,487
OTHER LIABILITIES	1,382	1,314

Total liabilities	30,335	27,727

COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value; 900,000,000 shares authorized; 440,546,000 and 438,189,000 shares issued and outstanding	4	4
Additional paid-in capital	6,107	6,107
Accumulated other comprehensive loss	(1,331)	(1,199)
Retained earnings	8,387	7,887

Total Costco stockholders’ equity	13,167	12,799
Noncontrolling interests	312	304

Total equity	13,479	13,103

TOTAL LIABILITIES AND EQUITY	$43,814	$40,830